                                                                     EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           SIMULATION SCIENCES INC.,

                             VISUAL SOLUTIONS, INC.

                                      AND

                              CERTAIN INDIVIDUALS
                                SPECIFIED HEREIN


                           Dated as of March 24, 1997
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                               TABLE OF CONTENTS

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ARTICLE I -THE ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1     Purchase of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.3     Escrow of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.4     Early Release of Escrowed Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.5     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.6     Post-Closing Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         2.1     Organization of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2     Authority; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3     Tax and Other Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.4     Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.5     Absence of Liens and Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.6     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.7     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8     Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9     Agreements, Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.12    Brokers' and Finders' Fees; Third Party Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.13    Employee Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.14    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.16    Complete Copies of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.17    Seller Financial Statements; Operations Since Balance Sheet Date . . . . . . . . . . . . . . . . . .  12
         2.18    Representations Complete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.1     Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.2     Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.3     Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.4     No Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.5     Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         4.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.3     Cash Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.4     Common Stock Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
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ARTICLE V - RESTRICTIONS ON CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         5.1     Holdback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.2     Restriction on Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VI - ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         6.1     Protection of Assets by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.2     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.3     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.4     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.5     Public Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.6     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.7     Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.8     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.9     Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.10    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.11    Post-Closing Employment of the New Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.12    Invention Assignment and Confirmation Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.13    Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.14    Operations Prior to the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.15    Dissolution of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.16    Termination of Marketing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.17    Tax Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII - CONDITIONS TO THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         7.1     Conditions to Obligations of Each Party to Effect the Acquisition. . . . . . . . . . . . . . . . . .  20
         7.2     Additional Conditions to Obligations of Sellers. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.3     Additional Conditions to the Obligations of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         8.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.3     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.4     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         9.1     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
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         9.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.4     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.5     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.6     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.7     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.8     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.9     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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  EXHIBIT                 DESCRIPTION

Exhibit A                 Owners

Exhibit B                 New Employees

Exhibit C                 Assets and Obligations

Exhibit D                 Form of Escrow Agreement

Exhibit E                 Visual Solutions, Inc. Balance Sheet as of February
                          28, 1997

Exhibit F                 Schedule of Exceptions

Exhibit G1                Form of Dial Employment Agreement

Exhibit G2                Form of Miller Employment Agreement

Exhibit G3                Form of Glass Employment Agreement

Exhibit G4                Form of Brosius Consulting Agreement

Exhibit H                 Form of Confidential Information and Invention
                          Assignment Agreement

Exhibit I                 Form of Confirmation Agreement

Exhibit J                 Form of Employment, Confidential Information and
                          Invention Assignment Agreement

Exhibit K                 Registration Rights Agreement





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                            ASSET PURCHASE AGREEMENT



         This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 24, 1997 by and among Simulation Sciences Inc., a Delaware corporation ("Buyer"), Visual Solutions, Inc., a Texas corporation ("Seller") and the individuals named on Exhibit A (the "Owners") (Seller and Owners are referred to collectively herein as the "Sellers").


                                    RECITALS

         A. Seller is engaged in the business of providing commercial simulation software and related services to the process industries, including the petroleum, petrochemical and industrial chemical process industries, and is the owner of certain tangible and intangible assets, which assets are used in such business and, except for the "Excluded Assets" described in Exhibit C, hereto, together constitute the "Assets" as more fully described on Exhibit C hereto. The Assets include without limitation certain software including Visual Engineering Toolbox, Visual Flare, Visual Flash, Visual Refinery, Visual Network, Visual Flow Suite, Component Manager, Equipment Manager, RV Manager and Report Manager, which is useful to increasing profitability by reducing capital investment costs, improving plant yields and enhancing management decision making (the "Software"). The Assets, together with all other elements, practices and personnel necessary to sustain Seller as presently operated and as proposed by Seller's current management to be operated together constitute the "Business."

         B. The Boards of Directors of each of Seller and Buyer believe it is in the best interests of each company and each company's respective stockholders that Buyer acquire from Seller the Assets and assume certain specified obligations of Seller (the "Acquisition").


                                   AGREEMENT


         NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, the parties agree as follows:


                                   ARTICLE I

                                THE ACQUISITION

         1.1     Purchase of Assets.

                 (a) Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, and on the Closing Date (as defined in Section 1.5(a)), Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and acquire from Seller, all of

Seller's right, title and interest in and to the Assets as more fully described in Exhibit C free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "Liens"), except such Liens as are set forth specifically on Exhibit C to this Agreement as "Permitted Liens." The Assets include without limitation the following:

                           (i)    all patents, patent applications, copyrights,
trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, all electronic rights, multimedia rights, interactive rights, moral rights, new media rights, reacquisition rights and publication rights, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, conceived or first reduced to practice by Seller or any of its employees in the course of their employment by Seller that pertain to the Assets, whether tangible or intangible, in any stage of development and all rights of any kind in or to any of the foregoing (collectively, the "Intellectual Property");

                           (ii)   all rights and ownership of the Software,
including but not limited to all versions of the Software, and all copies of the Software (including revisions and updates in process), and all technical, design, development, installation, operation and maintenance information concerning the Software, including source code, source documentation, source listings and annotations, engineering notebooks, test data and test results, all in sufficient detail to permit a reasonably skilled software developer not involved in the development of the Software to maintain, enhance and correct errors in the Software without assistance from or reference to any other persons or materials as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Software;

                           (iii)  all of Seller's claims against any parties
relating to any Asset, the Business or any Contract (as defined below) necessary to operate the Business or otherwise material to the Business, including without limitation, unliquidated rights under manufacturers' and vendors' warranties or guaranties. "Contracts" shall mean all agreements, licenses and commitments, written or oral, relating to the Business or any of the Assets to which Seller is a party, beneficiary or by which it is bound;

                           (iv)   all of Seller's rights pertaining to the
Software under any software development, consulting and maintenance Contracts;

                           (v)    all other Assets, including, without
limitation, litigation claims, customer lists, potential customer lists, proposals, operating manuals, employee records, potential employee lists, accounting records, business strategy plans, projects under development, lead referral methods, co-selling arrangements, distribution methods and contacts, management plans, related business opportunities and so on.

         To the extent delivery of the Assets involves physical delivery, Seller shall be required to so deliver the Assets at the Closing (as defined in Section 1.5(a)).





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
                 (b) Assumption of Obligations. Buyer shall assume only such liabilities and obligations of Seller described on Exhibit C as "Assumed Obligations" (collectively, the "Assumed Obligations"). Without limiting the foregoing, it is expressly agreed that, as set forth in Exhibit C, other than the Assumed Obligations, Buyer shall not assume any liabilities or obligations for employment, income, sales, property or other Taxes incurred or accrued by Seller or that would have accrued under generally accepted accounting principles assuming Seller reports taxes on the accrual method of accounting.

                 (c) Risk of Loss. In the event any of the Assets are unavailable for delivery to Buyer on the Closing Date as a result of risks for which such Assets were insured by Seller, Buyer may at its option elect (i) to require Seller to deliver to Buyer assignments of such Seller's rights or proceeds under its insurance policies, if any, applicable to such Assets and to close the Acquisition on that basis, or (ii) if such unavailable Assets are material to the Business as determined by Buyer acting in good faith, to not close due to the failure of a condition to the Closing.

         1.2     Consideration.

                 (a) Consideration for Assets. On the terms and subject to the conditions set forth in this Agreement, as full payment for the selling, conveyance, transfer, assignment and delivery of the Assets by Seller to Buyer, at the Closing Buyer shall pay to Seller the "Purchase Price" of $6,235,000, subject to adjustment as herein provided. Such Purchase Price shall be paid in the form of both a cash and common stock payment as set forth in this section:

                          (i)     Cash Payment.  The cash portion of the
Purchase Price (the "Cash Payment") shall equal $1,635,000, subject to adjustment as set forth herein, and is payable by wire transfer of immediately available funds.

                                  (A)      Buyer shall retain $100,000 of the
Cash Payment (the "Retained Cash") that may be used to satisfy a Purchase Price Adjustment in favor of Buyer pursuant to Section 1.6.

                                  (B)      Sellers and Buyer acknowledge and
agree that Buyer has paid Seller $135,000 of the Cash Payment.

                          (ii)    Common Stock Payment.  The common stock
portion of the Purchase Price (the "Common Stock Payment") shall equal $4,600,000 of Common Stock of Buyer (the "Stock") and shall be payable in separate installments as set forth below.

                                  (A)      Valuation of Buyer's shares of
Common Stock shall be based on the average closing price per share of Buyer's Common Stock on the Nasdaq National Market for the ten trading days ending on the seventh day prior to the Closing Date. For example, if the Closing Date is Wednesday, March 26, 1997, the average closing price per share of Buyer's Common Stock is $12.11 based on the ten trading-day period ended on March 19, 1997.





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                                  (B)      At the Closing, the Buyer shall
deliver to Seller 34% of the Common Stock Payment by delivering a certificate or certificates representing 34% of the shares of Stock.

                                  (C)      At the Closing, Buyer and Seller
will appoint an agent (the "Escrow Agent") to hold in escrow, as provided in
Section 1.3 of this Agreement, the remaining portion of the Common Stock Payment (the "Unreleased Shares" or "Escrow Shares").

                                  (D)      On the terms and subject to the
conditions of the Escrow Agreement (as defined in Section 1.3 below), on the first anniversary of the Closing Date, the Escrow Agent shall deliver to Seller (or its assigns as permitted under the Escrow Agreement and Article III of this Agreement) 50% of the Unreleased Shares then held in escrow.

                                  (E)      On the terms and subject to the
conditions of the Escrow Agreement, on the second anniversary of the Closing Date (the "Release Date"), the Escrow Agent shall deliver to Seller (or its assigns as permitted under the Escrow Agreement and Article III of this Agreement) the remaining Unreleased Shares then held in escrow.

                 (b)      Transaction Taxes.

                          (i)     Sellers shall pay and promptly discharge when
due the first $1,800,000 of any and all Taxes (as defined in Section 2.3(a)) imposed or levied by reason of the sale of the Assets to Buyer (the "Transaction Taxes"); provided, however, that the amount of the Transaction Taxes shall not include Taxes related to any other income or revenue of the Sellers. The amount of Transaction Taxes shall be equal to the aggregate federal (but not California) income Taxes of all Owners plus the Texas franchise Taxes of Seller, plus the California Taxes of Seller, in each case, for the Tax periods or privilege period (with respect to Texas franchise Taxes) encompassing the Closing (collectively, "Sellers' Aggregate Taxes") less the amount of any such Taxes attributable to income or revenue of Sellers other than the Purchase Price (the "Unrelated Taxes"). At Buyer's request, Sellers shall deliver to Buyer copies of Sellers' Tax returns for applicable periods, a proposed schedule of the Sellers' Aggregate Taxes, the Unrelated Taxes and the Transaction Taxes and the manner in which such proposed amounts were calculated, and such other information as Buyer shall reasonably request.

                          (ii)    Of any Transaction Taxes in excess of
$1,800,000 imposed or levied by reason of the sale of the Assets to Buyer, Buyer will indemnify and hold harmless the Sellers for any such excess up to an aggregate of $150,000.

                          (iii)   Sellers also shall pay and promptly discharge
when due all Transaction Taxes imposed or levied by reason of the sale of the Assets to Buyer in excess of $1,950,000.

                 (c) Restrictions. Sellers acknowledge and agree that the Stock shall be subject to the restrictions set forth in Article III and Section
5.1 below.





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
         1.3 Escrow of Shares. Buyer and Seller shall, upon execution of this Agreement, appoint the Escrow Agent to hold the share certificates representing the Unreleased Shares in escrow. The Escrow Agent, Buyer and Sellers shall enter into an Escrow Agreement in substantially the form attached hereto as Exhibit D (the "Escrow Agreement") which together with this Agreement shall govern the Unreleased Shares.

         1.4 Early Release of Escrowed Shares. Subject to the provisions of the Escrow Agreement, and notwithstanding Section 1.2(a)(ii), if the average closing price per share of the Buyer's Common Stock on the Nasdaq National Market, adjusted for stock splits, dividends and the like for any ten consecutive trading days after the Closing Date (the "Average Market Price"), is lower than 70% of the price per share of Buyer's Common Stock determined pursuant to Section 1.2(a)(ii)(A) for purposes of calculating the Common Stock Payment, then 50% of the Unreleased Shares then held in escrow under the Escrow Agreement shall be released to Seller. Subject to the provisions of the Escrow Agreement, if the Average Market Price is lower than 30% of the per share price of Buyer's Common Stock determined pursuant to Section 1.2(a)(ii)(A) for purposes of calculating the Common Stock Payment, then 80% of the Unreleased Shares then held in escrow shall be released to Seller.

         1.5     Closing.

                 (a) Closing. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Buyer, 601 Valencia Avenue, Suite 100, Brea, California 92823, at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the last of the conditions to the Closing as set forth in the Article VII hereof, or at such other time or on such other date as the Buyer and Seller agree (the actual date on which the Closing occurs is referred to herein as the "Closing Date"); provided that no party shall be obligated to close after May 31, 1997.

                 (b)      Delivery.  At the Closing:

                          (i)     Buyer shall deliver to Seller an instrument
of assumption of obligations by which Buyer shall assume the Assumed Obligations as of the Closing Date;

                          (ii)    Sellers shall deliver to Buyer all bills of
sale, endorsements, assignments, consents to assignments that Seller has obtained and other instruments and documents as Buyer may request to sell, convey, assign, transfer and deliver to Buyer good and marketable title to all the Assets free and clear of any and all Liens other than Permitted Liens; and

                          (iii)   Sellers, on the one hand, and Buyer, on the
other hand, shall deliver or cause to be delivered to one another the instruments and documents required under Article VII and such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

                 (c) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Assets, as well as all property, rights, privileges, powers and franchises of Seller relating to such Assets, the officers and directors of Seller are fully authorized in the name of Seller or otherwise to take, and will take, all such lawful and necessary or desirable action.

         1.6     Post-Closing Adjustment.

                 (a) Within twenty-one (21) days following the last day of the month of the Closing Date, Seller shall, at its expense, prepare, or cause to be prepared, and deliver to Buyer an unaudited Balance Sheet as of the close of business on the Closing Date (the "Closing Balance Sheet") which shall be prepared (i) in good faith and (ii) in a manner consistent with the preparation of the Seller's Balance Sheet as of February 28, 1997 attached hereto as Exhibit E (the "2/28/97 Balance Sheet").

                 (b)      Buyer and Buyer's accountants shall, within sixty
(60) days after the delivery by Seller of the Closing Balance Sheet, complete their review of the same. In the event that Buyer determines that the Closing Balance Sheet has not been prepared in good faith and in a manner consistent with the preparation of the 2/28/97 Balance Sheet then Buyer shall inform Seller in writing ("Buyer's Objection"), setting forth a specific description of the basis of Buyer's Objection and the adjustments which Buyer believes should be made, on or before the last day of such 60-day period. Seller shall then have thirty (30) days to review and respond to Buyer's Objection. If Seller and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within thirty (30) days following the completion of Seller's review of Buyer's Objection, they shall refer their remaining differences to a "big six" accounting firm (not Seller's regular outside auditors) as to which Seller and Buyer mutually agree (the "CPA Firm"), which shall, acting as experts and not as arbitrators, determine, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Balance Sheet requires adjustment; provided, however, that no such adjustment shall exceed the maximum adjustment claimed in Buyer's Objection. Seller and Buyer shall direct the CPA firm to use its best efforts to render its determination within forty-five (45) days. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Buyer, on the one hand, and Seller, on the other hand. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The "Adjusted Closing Balance Sheet" shall be (i) the Closing Balance Sheet in the event that (A) no Buyer's Objection is delivered to Seller during the 60-day period specified above, or (B) Seller and Buyer so agree, (ii) the Closing Balance Sheet, adjusted in accordance with Buyer's Objection in the event that (A) Seller does not respond to Buyer's Objection within the 30-day period following receipt by Seller of Buyer's Objection or (B) Seller and Buyer so agree, or (iii) the Closing Balance Sheet, adjusted in accordance with the mutual agreement of Seller and Buyer or (iv) the Closing Balance Sheet, as adjusted by the CPA Firm.

                 (c) Buyer shall provide Seller and its accountants full access to the accounting records and any other information, including work papers of its accountants, and to any employees to the extent reasonably necessary for Seller to prepare the Closing Balance Sheet. Buyer and its accountants shall have full access to all information used by Seller in preparing the Closing Balance Sheet, including the work papers of its accountants.

                 (d) Following finalization of the Adjusted Closing Balance Sheet, the parties shall determine the "net value" of the following items of Seller on its balance sheet as of the Closing Date: "Accounts Receivable," "Computer Equipment" (less "Accumulated Depreciation" and "Furniture and Fixtures" (less "Accumulated Depreciation). For the 2/28/97 Balance Sheet, this amount shall be referred to hereinafter as the "2/28/97 Net Value," and is equal to $137,295. For the Closing Balance Sheet this amount shall be referred to hereinafter as "Closing Net Value."

                 (e) In the event of a difference between the 2/28/97 Net Value and Closing Net Value, a "Purchase Price Adjustment" shall be made as follows:

                          (i)     If the Closing Net Value is greater than the
2/28/97 Net Value, Buyer shall pay the difference to Seller within 10 days in cash.

                          (ii)    If the Closing Net Value is less
than the 2/28/97 Value, then Buyer shall be entitled to permanently retain Retained Cash equal to (i) the lesser of such difference or (ii) the amount of the Retained Cash. If a Purchase Price Adjustment in favor of Buyer is less than the amount of Retained Cash, Buyer shall promptly pay the Seller the remaining balance of Retained Cash after deducting the Purchase Price Adjustment pursuant to this Section 1.6(e). If a Purchase Price Adjustment in favor of Buyer exceeds the amount of Retained Cash, then Buyer shall provide the Seller and Escrow Agent with a "Price Adjustment Notice" which shall specify the amount to be paid by Seller to Buyer from the Escrow Shares held by the Escrow Agent pursuant to Section 1.3 and such shares shall be released from escrow to Buyer subject to the terms and conditions of the Escrow Agreement. The per share price of the Escrow Shares to be paid Seller to satisfy the amount owing under Price Adjustment Notice shall be determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) for purposes of calculating the Common Stock Payment.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers, jointly and severally, represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in Exhibit F hereof (such disclosures reciting the paragraph numbers in this Agreement to which they refer) (the "Disclosure Schedule"), as follows:

         2.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the corporate power to own its properties and to carry on its business as now being conducted. Seller is duly qualified to do business and is in good standing in each jurisdiction in which failure to be so qualified would have a material adverse effect on the Assets or Business (hereinafter referred to as a "Material Adverse Effect").

         2.2 Authority; Consents. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to own, license or lease the Assets and to operate and use the Assets and to carry on its business as presently conducted. The execution and delivery of this Agreement and Exhibits and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Exhibits hereto have been duly executed and delivered by Seller and are valid, binding and enforceable obligations of Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy or similar laws and general principles of equity. The execution and delivery of this Agreement and the Exhibits hereto by the Sellers do not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under or give rise to a right of termination or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Seller or (ii) any agreement or instrument, permit, judgment, statute, law, rule or regulation applicable to Sellers or their respective properties or assets. No consent, waiver, approval, or registration, declaration or filing with, any court, administrative agency or other federal, state, county, local or foreign governmental authority, or agency having jurisdiction over the Sellers ("Governmental Entity") or any third party (so as to enable Sellers to assign Buyer the Assets and all of the Sellers' rights and benefits under the Contracts), is required by or with respect to any of the Sellers in connection with the execution and delivery of this Agreement or the Exhibits or the consummation of the transactions contemplated hereby or thereby.

         2.3     Tax and Other Returns and Reports.

                 (a) Definition of Taxes. For the purposes of this Agreement, except for the definition of "Transaction Taxes" in Section 1.2(b), a reference to "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                 (b)      Tax Returns and Audits.

                            (i)   To the extent the failure to do so would
adversely affect Seller's ability to deliver free and clear title to the Assets or Buyer's right to hold, own or use the Assets, Seller has filed within the time period for filing or any extension granted with respect thereto all federal, state, local, foreign and other returns, estimates and reports ("Returns") which it is required to file relating or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Assets and each portion of any Tax Return pertaining or related to the Assets is, in all material respects, true and correct and has been completed in accordance with applicable law. To the extent the failure to do so would adversely affect Seller's ability to deliver free and clear title to the Assets or Buyer's right to hold, own or use the Assets, Seller has paid all Taxes relating to the Seller's business and all the Assets and has withheld with respect to its employees and paid to the appropriate taxing authority all federal, state and local income taxes, FICA, FUTA and any other Taxes required to be withheld.

                            (ii)  There are (and as of immediately following
the Closing there will be) no Liens on the Assets relating to or attributable to Taxes.

         2.4 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Sellers or the Assets which has or could reasonably be expected to have the effect of impairing any use by Buyer of the Assets or operations by Buyer of the Business following the Closing.

         2.5 Absence of Liens and Encumbrances. Seller has good and marketable title to all of the Assets, free and clear of any Liens, except as reflected in Exhibit F. Seller has full right and power to (and at the Closing will) transfer and deliver to Buyer good and marketable title to all the Assets free and clear of all Liens, except for statutory liens for taxes not yet due.

         2.6     Intellectual Property.

                 (a) Exhibit F sets forth a complete and accurate schedule of all Intellectual Property capable of being identified, identifying specifically (i) all patents and patent applications owned by Seller, including the country of filing, filing number, date of issue, expiration date and title;
(ii) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date; (iii) all common law trademarks, service marks and trade names; (iv) all registered and unregistered copyrights; (v) all computer software, documentation, proprietary information and trade secrets; (vi) all license, option and other agreements pursuant to which Seller acquired rights to any Intellectual Property and all license, option and other agreements, oral or written, pursuant to which Seller is obligated to pay royalties or other consideration to third parties with respect to any Intellectual Property; and
(vii) all license, option and other agreements, oral or written, pursuant to which Seller has granted any third party any right to any Intellectual Property. Complete and accurate copies of all written agreements referred to in the foregoing clauses (vi) and (vii) have been provided to Buyer.

                 (b) Except as set forth on Exhibit F, (i) Seller has all right, title and interest in and to the Intellectual Property; (ii) Seller has neither incorporated into nor relied on any software, technology or proprietary information of any third party in the creation of the Software, (iii) Seller is not making use of any invention, software, technology or proprietary information in connection with the Software in which any present or past employee of Seller or any other person has or has claimed an interest, and Seller has no knowledge of facts that could reasonably be expected to give rise to such a claim; (iv) Seller is in full compliance with all agreements pursuant to which it acquired any

Intellectual Property; (v) the Intellectual Property does not infringe upon any patent, trademark, trade name, copyright or other intellectual property right of any third party; (vi) no third party has asserted or, to Seller's knowledge, threatened to assert against Seller or any of its officers or directors any conflicting rights to any Intellectual Property and Seller has no knowledge of facts that could reasonably be expected to give rise to such a claim; (vii) Seller has no knowledge that any third party is infringing upon any of the Intellectual Property; (viii) the Intellectual Property will not be rendered invalid or adversely affected in any way by virtue of the execution, delivery or performance of this Agreement or the Exhibits or the occurrence of the transactions contemplated hereby or thereby.

         2.7     Employee Benefit Plans.

                 (a) Exhibit F lists all Employee Benefit Plans (as defined below) that the Seller maintains, to which it contributes or has an obligation to contribute, or with respect to which the Seller otherwise has any liability or reasonable expectation of liability, including all Employee Benefit Plans maintained or contributed to by members of the controlled group of companies (within the meaning of Section 414 of the Internal Revenue Code, hereafter the "Code") of which the Seller is or, within the five (5) year period preceding the date of this Agreement, ever was a member. For purposes of this Agreement, (i) the term "Employee Benefit Plan" means any employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other employee or fringe benefit plan, policy, program, or arrangement, whether or not in writing, whether or not terminated, whether or not funded, whether or not covering U.S. or non-U.S. employees and whether or not subject to ERISA and
(ii) the term "Plan" means each Employee Benefit Plan set forth on Exhibit F and each other Employee Benefit Plan, if any, improperly omitted from such Schedule.

                 (b) No Plan is (i) a defined benefit plan (as such term is defined in Section 3(35) of ERISA) or defined contribution plan (as such term is defined in Section 3(34) of ERISA) that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (ii) a multiemployer plan (as such term is defined in Section 3(37) of ERISA), (iii) an Employee Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder), or (iv) an Employee Benefit Plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or terminated employees, their spouses or dependents, other than in accordance with Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or applicable state continuation coverage law.

                 (c) The Plans (and all related trusts, insurance contracts and funds) have been maintained, administered and funded in all material respects in accordance with their terms and in material compliance with the requirements of all applicable laws and regulations, including ERISA and the Code and the reporting and disclosure and nondiscrimination rules thereof. Each Plan that is an employee pension benefit plan intended to be qualified meets the requirements of "qualified plans" under Section 401(a) of the Code, and each such Plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax-exempt status of such related trust. The Seller has complied in all respects with the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

                 (d) With respect to each Plan, (i) no transaction has occurred that could subject the Seller, any administrator, trustee or other party dealing with such Plan, or Buyer, to any material Tax or penalty, including any Tax or penalty under ERISA or the Code or other material liability, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has, or is expected to have, any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims (other than routine claims for benefits or routine actions seeking qualified domestic relations orders) are pending or threatened, and the Seller has no knowledge of any facts which would give rise to, or could reasonably be expected to give rise to, any such actions, investigations, suits or claims. No Plan has any material unfunded liabilities.

                 (e) Except as set forth on Exhibit F, none of the Plans obligates the Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or the Exhibits or solely as a result of a "change in control."

                 (f) With respect to each Plan, the Seller has provided Buyer with true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which the Plans are maintained, funded and administered (including, without limitation, plan and trust documents, summary plan descriptions, summaries of material modifications, insurance contracts, material employee communications and administrative services, record keeping, investment management and other service-provider agreements), (ii) the three most recent annual reports (Form 5500 series, with all schedules and attachments), (iii) the three most recent actuarial reports, (iv) the three most recent financial statements, and (v) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions).

         2.8 Employee Relations. Seller has complied with all applicable laws, rules and regulations which relate to employment and collective bargaining (including pay and discrimination) and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Sellers reasonably believe that Seller's relations with the employees of Seller are satisfactory. Seller is not a party to, and is not threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of Seller.

         2.9 Agreements, Contracts and Commitments. Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract. Each Contract is in full force and effect and, to the knowledge of Sellers, the other party to such Contract has not breached, violated or defaulted under any of the terms or conditions of any Contract. Seller has obtained, or will use its good faith efforts consistent with good business practice to obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required to assign all rights and benefits thereunder to Buyer as of the Closing.

         2.10 Governmental Authorization. No consent, permit, or other authorization by a Governmental Entity (as defined below) is required for the use of the Assets, the holding of an interest in the Assets or transfer of the Assets to Buyer or operation of the Business by the Buyer thereafter (herein collectively called "Seller Authorizations").

         2.11 Litigation. There is no action, suit or proceeding of any nature pending or threatened against Seller, the Assets or any of Seller's officers or directors in their respective capacities as such, nor, to the knowledge of Seller, is there any basis therefor. No Governmental Entity has at any time notified Seller of any challenge or question regarding the legal right of Seller to manufacture, offer or sell any products relating to the Assets or the Business in the present manner or style thereof.

         2.12 Brokers' and Finders' Fees; Third Party Expenses. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement of the Exhibits or any transaction contemplated hereby or thereby.

         2.13 Employee Arrangements. No Owner or employee of Seller is subject to any agreement or other arrangement that would in any manner hinder or obstruct the employment by Buyer of such individual, or result in any payments by Buyer in connection with such employment.

         2.14 Environmental Laws. Seller has obtained all permits, consents and authorizations required of them under applicable laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws"), and any such permits, consents and authorizations remain in full force and effect. Seller is in compliance with the Environmental Laws in all respects, and there is no pending or, to Seller's knowledge, threatened, action or proceeding against Seller alleging violations of the Environmental Laws.

         2.15 Compliance with Laws. Seller has complied with and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation, domestic or foreign applicable to Seller.

         2.16 Complete Copies of Materials. Each copy of a document that has been delivered to Buyer by Seller is a true and complete copy of the document it purports to be.

         2.17 Seller Financial Statements; Operations Since Balance Sheet Date. Seller's unaudited balance sheet as of December 31, 1996 and the related unaudited statements of operations, shareholders' equity and cash flows for the year then ended as well as Seller's unaudited balance sheet as of February 28, 1997 (collectively, the "Seller Financials") have previously been delivered to Buyer. There has been no material change since February 28, 1997, in the assets, operations, liabilities, profits, prospects or condition of Seller and Seller has not sold, leased, pledged or encumbered any of the assets reflected on the Seller Financials or any of the Assets. The Seller Financials have been prepared in good faith and consistent with each other and the manner of preparation of the 2/28/97 Balance Sheet, as applicable. The Seller Financials present fairly in all material respects the financial condition and operating results of Seller as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material.

         2.18 Representations Complete. There is no fact, circumstance or condition of any kind or nature whatsoever known to the Sellers which reasonably could be expected to have a Material Adverse Effect which has not been set forth in this Agreement (including the Exhibits hereto).


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS

         Seller and each of the Owners (each an "Investor") represents and warrants to Buyer as follows:

         3.1 Experience. Investor is able to assess the technology, markets, management and strategy of Buyer and to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks inherent in holding stock of Buyer, and has the ability to bear the economic risks of the investment.

         3.2 Investment. Such Investor accepts the shares of Stock whether received pursuant to the Common Stock Payment or upon a distribution in connection with the dissolution of Seller or otherwise, as investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Stock has not been and no assurance can be given that the Stock will be registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Stock.

         3.3 Rule 144. Such Investor acknowledges that the Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the Stock, such Investor will sell, transfer, or otherwise dispose of the Stock only in a manner consistent with such Investor's representations and covenants set forth herein. In connection therewith, such Investor acknowledges that Buyer will make a notation on its stock books regarding the restrictions on transfers set forth in this Article and will transfer securities on the books of Buyer only to the extent not inconsistent therewith.

         3.4 No Public Market. Such Investor understands that no public market now exists for the Stock, and that no public market may ever exist for such securities.

         3.5 Access to Data. Such Investor has received and reviewed information about Buyer and has had an opportunity to review and discuss Buyer's business, management and financial affairs with its management. Such Investor understands that such discussions, as well as any written information issued by Buyer, were intended to describe the aspects of Buyer's business and prospects which the Buyer believes to be material, but were not necessarily a thorough or exhaustive description.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Sellers as follows:

         4.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

         4.2 Authority; Consents. Buyer has all requisite corporate power and authority to enter into this Agreement and the Exhibits and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Exhibits and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Exhibits have been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy or similar laws and general principles of equity. The execution and delivery of this Agreement and the Exhibits and the by Buyer does not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) any agreement or instrument, permit, judgment, statute, law, rule or regulation applicable to Buyer. No consent, waiver, approval, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the Exhibits or the consummation of the transactions contemplated hereby or thereby.

         4.3 Cash Consideration. Buyer currently has available, and at the Closing Date of the Acquisition will continue to have available, sufficient cash to enable it to perform its obligations under this Agreement or the Exhibits.

         4.4 Common Stock Offered. The issuance and delivery of the shares of Stock representing the Common Stock Payment for the Assets have been duly and validly authorized by all corporate action on the part of Buyer. Such shares when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.


                                   ARTICLE V

                         RESTRICTIONS ON CONSIDERATION

         5.1     Holdback.

                 (a) Unreleased Shares. Sellers agree that the Unreleased Shares held by the Escrow Agent pursuant to the Escrow Agreement may be used to satisfy any losses resulting from breaches of the representations, warranties and covenants of any of the Sellers contained herein and in the Escrow Agreement, Confirmation Agreements, Registration Rights Agreements, and closing certificates delivered by Sellers at Closing (the "Holdback"). The Holdback shall take effect on the Closing Date and shall operate through the date of the termination of the Escrow Agreement pursuant to the terms of this Section. The Sellers' obligations to compensate Buyer for any losses resulting from breaches of representations, warranties and covenants of any of the Sellers contained herein, in the Escrow Agreement or in any other Exhibit to this Agreement shall be effective only when the aggregate amount of such losses exceeds $50,000, provided, that upon reaching such threshold, Buyer shall be entitled to recover for all such losses including the first $50,000 of such losses.

                 (b) Released Shares. Escrow Shares released from escrow shall remain subject to all other restrictions imposed by Section 3.

         5.2     Restriction on Competition.

                 (a) Restricted Activities for Dial and Brosius. For a period of three (3) years beginning on the Closing Date, neither John L. Dial, II nor Mark G. Brosius shall:

                          (i)     engage in, including as an employee,
consultant or otherwise, or own any interest (except as a passive investor of less than five percent (5%) of total debt and equity of a publicly traded company) in, any business or other activity that would compete with Buyer's; or

                          (ii)    divert or attempt to divert any existing or
prospective business or customers of Buyer (including any affiliates of Buyer) to any other person or entity, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Buyer or its affiliates; or

                          (iii)   solicit any person for employment who is at
that time already employed by Buyer or any of its affiliates, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

                 (b) Restricted Activities for Miller and Glass. For a period of three (3) years beginning on the Closing Date, neither Donald L. Miller nor Christopher E. Glass shall:

                          (i)     solicit or participate in or assist in any
way in the solicitation of any customer of the Company to cease or decrease doing business with Buyer or do business with any competitor of Buyer, except that such Owner may utilize his general expertise in the industry, use any properly licensed copy of software created by the Buyer, and call on entities in the process industries to offer his services so long as such offer or services do not use or disclose confidential information of the Company, including but not limited to pricing and operational information.

                          (ii)    solicit any person for employment who is at
that time already employed by Buyer or any of its affiliates, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

                 (c)      Scope of Restriction.

                          (i)     This Section constitutes a series of separate
covenants for each county, state (including the District of Columbia) and country in which Buyer or an affiliate of Buyer transacts business.

                          (ii)    In the event that any other provision of this
Section or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this covenant to refrain from competition shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

                 (d) Ancillary Agreement. Owners acknowledge that their agreements in this Section 5.2 are ancillary to an otherwise enforceable agreement.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.1 Protection of Assets by Seller. During the period from the date of this Agreement and continuing through the earlier of the termination of this Agreement or the Closing Date, Seller agrees not to take any actions which would encumber the Assets, impair its Intellectual Property rights with respect to the Assets, take any action which would interfere with Buyer's ability to operate the Business or take any action reasonably likely to decrease the value of the Business or negatively affect Seller's ability to perform its obligations hereunder.

         6.2 Access to Information. Seller shall afford Buyer and its accountants, counsel and other representatives reasonable access at Seller's principal place of business during normal business hours during the period prior to the Closing Date to (a) all of Seller's properties, books, contracts, commitments and records relating to the Assets and the Business and (b) all other information concerning the Assets and the Business, and related properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request. Seller agrees to maintain and retain any and all information regarding the Business and Assets on or prior to the Closing Date which are reasonably necessary for Buyer to calculate the availability to it of tax credits under the Internal Revenue Code of 1986, as amended. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

         6.3 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Agreement and the Exhibits , or the effectuation of the transactions contemplated hereby and thereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (c) is later lawfully acquired by such party from other sources, (d) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure or (e) which is disclosed in the course of any litigation between any of the parties hereto; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a need to know basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

         6.4 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Exhibits and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses.

         6.5 Public Disclosure. Unless otherwise required by law or any applicable rule of a stock exchange or quotation system upon which a party's securities are listed, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and Seller prior to release, provided that such approval shall not be unreasonably withheld, subject to Buyer's and Seller's obligation to comply with applicable securities laws.

         6.6 Best Efforts. Subject to the terms and conditions provided in this Agreement and to the fiduciary duties of the board of directors of Seller under applicable law as advised by outside counsel, each of the parties hereto shall use its commercially reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement and the Exhibits for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and the Exhibits.


         6.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Sellers or Buyer, respectively, contained in this Agreement or the Exhibits to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.8     Tax Returns.  Seller shall be responsible for and pay when due
(i) all of Seller's Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date and (ii) all taxes attributable to, levied or imposed upon, or incurred in connection with Seller's business operations on or prior to the Closing Date. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller's Tax Returns required to be filed in connection with the Assets and any portion of any such Tax Returns connected therewith shall be true and correct and completed in accordance with applicable laws.

         6.9 Escrow Agreement. Each of the Owners shall enter into an Escrow Agreement with the Escrow Agent, Buyer and Seller to become effective upon the Closing in substantially the form attached hereto as Exhibit D.

         6.10 Employment Agreements. Buyer and each of the Owners, except Mark G. Brosius, shall each enter into an employment agreement to become effective upon the Closing in the form of Exhibits G1-G3, and Buyer and Mark G. Brosius shall enter into a consulting agreement to become effective upon the Closing in substantially the form attached as Exhibit G4.

         6.11 Post-Closing Employment of the New Employees. Seller shall terminate each employee of Seller on and as of the Closing Date, effective as of close of business on the Closing Date. Buyer will hire on the Closing Date, effective as of the close of business on the Closing Date, on an "at will" basis and subject to Buyer's terms, conditions and policies of employment, if any, the employees listed on Exhibit B (the "New Employees") who are employed by Seller and are terminated by Seller on the Closing Date pursuant to the foregoing sentence. Nothing contained in this Section is intended or shall be deemed to (a) require Buyer to employ such persons for any fixed or pre-determined time after the Closing, or (b) confer upon any employee of Seller, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among Buyer and Seller, and are not intended to benefit any persons not party to this Agreement, including such employees. Buyer and Seller hereby agree to adopt the alternate procedure of Revenue Procedure 96-60 for tax purposes of employer payroll withholding. Seller agrees to provide Buyer with all necessary information and documentation to comply with such Revenue Procedure. The Owners and the New Employees who become employees of Buyer within 10 days of the Closing shall be given service credit for their respective periods of employment with Seller under Buyer's benefit plans, except as prohibited by applicable federal and state laws and regulations.

         6.12 Invention Assignment and Confirmation Agreements. The Owners shall each enter into a Confidential Information and Invention Assignment Agreement and a Confirmation Agreement, in each case effective upon the Closing, on substantially the terms set forth in Exhibit H and Exhibit I, respectively.

         6.13 Registration Rights Agreement. Buyer, Seller and each of the Owners shall enter into a Registration Rights Agreement effective upon the Closing in substantially the form attached hereto as Exhibit K.

         6.14 Operations Prior to the Closing. Seller shall operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Seller shall keep and maintain the Assets in good operating condition and repair and shall use its best efforts consistent with good business practice to maintain the business organization of Seller intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with Seller.

         6.15 Name of Seller. Sellers shall use their best efforts to cause the name of Seller to change to SoftG, Inc. within fifteen (15) days following the Closing.

         6.16 Termination of Marketing Agreement. The Marketing Agreement dated October 20, 1995 between Buyer and Seller (the "Marketing Agreement") is terminated automatically upon the Closing effective as of January 1, 1997.

         6.17 Tax Records. Seller shall retain ownership of its federal income Tax records and its Texas franchise Tax records; provided, however, that Seller shall deliver copies of such records to Buyer at the Closing and shall allow Buyer access to and use of such records at any time reasonably requested by Buyer. Seller shall preserve and maintain such records in order for at least seven years following the Closing.

                                  ARTICLE VII

                         CONDITIONS TO THE ACQUISITION

         7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                 (a) Corporate Approvals. This Agreement, including the Exhibits and Schedules hereto, and the Acquisition shall have been approved and adopted to the extent required by law by the Boards of Directors and equity owners of Seller and Buyer.


                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

         7.2 Additional Conditions to Obligations of Sellers. The obligations of Sellers to consummate and effect this Agreement and the Exhibits and the transactions contemplated hereby and thereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                 (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement and the Exhibits required to be performed and complied with by it as of the Closing Date.

                 (b) Certificate of Buyer. Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date:

                            (i)   all representations and warranties made by
Buyer in this Agreement are true and complete; and

                            (ii)  all covenants, obligations and conditions of
this Agreement to be performed by Buyer on or before such date have been so performed.

                 (c) Claims. There shall not have occurred any claims against Buyer (whether or not asserted in litigation) which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated hereby or the Stock.

                 (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition of Buyer and its subsidiaries taken as a whole.

         7.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                 (a) Representations, Warranties and Covenants. The representations and warranties of the Sellers in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and the Sellers shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

                 (b) Certificate of Sellers. Buyer shall have been provided with a certificate executed by and on behalf of Seller by its Chief Executive Officer to the effect that, as of the Closing Date:

                            (i)   all representations and warranties made by
the Sellers in this Agreement are true and complete; and

                            (ii)  all covenants, obligations and conditions of
this Agreement to be performed by Sellers on or before such date have been so performed.

                 (c) Claims. There shall not have occurred any claims against the Seller (whether or not asserted in litigation) which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated hereby, the Assets or the Business.

                 (d) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Assets, or limiting or restricting Buyer's conduct or operation of any business related to the Assets (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

                 (e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect in the Assets or the Business.

                 (f) Third Party Rights. No third party shall have any right of any nature whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Assets, other than as specifically set forth in Exhibit F.

                 (g) Escrow Agent. The Escrow Agent, Buyer, Seller and each of the Owners shall have entered into an Escrow Agreement in substantially the form attached hereto as Exhibit D, which shall be in full force and effect.

                 (h) Employment Agreements. Buyer and each of the Owners, except Mark G. Brosius shall have entered into the employment agreement in substantially the form attached hereto as Exhibits G1-G3, and Buyer and Mark G. Brosius shall have entered into the Consulting Agreement in substantially the form attached as Exhibit G4, all of which shall be in full force and effect.

                 (i)      Invention and Assignment Agreements; Confirmation
Agreements.

                            (i)   Owners.  Buyer and the Owners shall have each
entered into a Confidential Information and Invention Assignment Agreement and a Confirmation Agreement on substantially the terms set forth in Exhibit H and
Exhibit I, respectively, which shall be in full force and effect.

                            (ii)  New Employees.  Buyer and each of the New
Employees and listed on Exhibit B shall each have entered into an Employment, Confidential Information and Invention Assignment Agreement and a Confirmation Agreement on substantially the terms set forth in Exhibit J and Exhibit I, respectively, which shall be in full force and effect.


                 (j) Registration Rights Agreement. Buyer, Seller and each of the Owners shall have entered into a Registration Rights Agreement in substantially the form attached hereto as Exhibit K, which shall be in full force and effect.

                 (k) Fairness Opinion. Buyer shall have received a fairness opinion regarding the Acquisition reasonably acceptable to Buyer.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

                 (a)      by mutual consent of Seller and Buyer;

                 (b) by Buyer or Seller if: (i) the Closing has not occurred by May 31, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal; and

                 (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership of the Assets or operation of all or a portion of the Business or (ii) compel Buyer to dispose of or hold separate all or a portion of the Assets, the Business or other businesses or assets of Buyer as a result of the Acquisition.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors, shareholders or equity owners, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.3, 6.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Buyer and the Seller.

         8.4 Extension; Waiver. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (as modified by Exhibit F) or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue as follows: representations and warranties with respect to Taxes and Environmental Laws shall survive until the expiration of the applicable statute of limitations, whereas the balance of the representations, warranties and covenants shall survive until 5:00 p.m. Pacific Standard Time on the third annual anniversary of the Closing Date but shall not terminate as to any potential claim asserted in good faith prior to such date. The representations and warranties of Buyer in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Buyer, to:

                          Simulation Sciences Inc.
                          601 Valencia Avenue, Suite 100
                          Brea, California 92823
                          Attention:  Charles R. Harris
                          Telephone No.: (714) 579-0412
                          Telecopy No.:  (714) 579-0951

                          with a copy to:

                          Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                          650 Page Mill Road
                          Palo Alto, California 94304
                          Attention:  Mark Bonham, Esq.
                          Telephone No. (415) 493-9300
                          Telecopy No.:  (415) 493-6811

                 (b)      if to Sellers, to:

                          Visual Solutions Inc.
                          John L. Dial, II
                          730 North Post Oak Road, Suite 400
                          Houston, Texas 77024
                          Telephone No:  (713) 681-4444
                          Telecopy No.:  (713) 681-4197

                          with a copy to:

                          Winstead Sechrest & Minick P.C.
                          910 Travis Street, Suite 1700
                          Houston, Texas 77002
                          Attention:  David M. Washburn, Esq.
                          Telephone No. (713) 650-2748
                          Telecopy No.:  (713) 951-3800

         9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. References to "this Agreement" or "the Agreement" shall mean the Agreement including all Exhibits unless otherwise provided herein. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement. This Agreement and the Exhibits hereto, each of which is hereby incorporated into this Agreement and made a part hereof: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law (except in connection with a change in the jurisdiction of incorporation of the Buyer) or otherwise except as otherwise specifically provided.

         9.6 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision (including, if applicable, one that limits the scope or duration of the covenants contained herein) that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Buyer and each of the Sellers have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.



                                        "BUYER"

                                        SIMULATION SCIENCES INC.


                                        By: /s/ Charles R. Harris
                                            ----------------------------------

                                        Name: Charles R. Harris
                                              --------------------------------

                                        Title: Chief Executive Officer
                                               -------------------------------


                                        "SELLER"

                                        VISUAL SOLUTIONS, INC.

                                        By: /s/ John L. Dial, II
                                            ----------------------------------

                                        Name: John L. Dial, II
                                              --------------------------------

                                        Title: President
                                               -------------------------------

                                        "OWNERS"

                                        /s/ John L. Dial, II
                                        --------------------------------------

                                        Print name: John L. Dial, II
                                                    --------------------------

                                        Address:
                                                 -----------------------------
                                        /s/ Mark G. Brosius
                                        --------------------------------------

                                        Print name: Mark G. Brosius
                                                    --------------------------

                                        Address:
                                                 -----------------------------


                                        --------------------------------------


        [SIGNATURE PAGE TO SIMULATION SCIENCES ASSET PURCHASE AGREEMENT]

                                       /s/ Donald L. Miller
                                       ---------------------------------------

                                       Print name: Donald L. Miller
                                                   ---------------------------

                                       Address:
                                                ------------------------------

                                       /s/Christopher E. Glass
                                       ---------------------------------------


                                       Print name: Christopher E. Glass
                                                   ---------------------------

                                       Address:
                                                 -----------------------------


                                       ---------------------------------------

                        Omitted Exhibits to Exhibit 2.1

Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant is omitting the exhibits listed below to Exhibit 2.1 as such exhibits constitute schedules which do not contain information which is material to an investment decision. The Registrant hereby agrees to furnish such exhibits upon the request of the Securities and Exchange Commission.

Exhibits

         B       List of Visual Solutions, Inc. employees other than the Owners

         C List of Visual Solutions, Inc. assets and obligations being acquired or assumed by Registrant, list of certain Visual Solutions, Inc. obligations expressly not being assumed by Registrant and list of permitted liens on the Visual Solutions, Inc. assets being acquired.

         E       Visual Solutions, Inc. Balance Sheet as of February 28, 1997

         F Schedule of Exceptions which includes list of contracts which require consent of third party before Visual Solutions, Inc. can assign agreement to Registrant; list of Visual Solutions, Inc. intellectual property and related agreements; and list of Visual Solutions, Inc employee benefit plans and programs.

                                   EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT


         This Escrow Agreement is made as of this _____ day of March 1997, by and among Harris Trust Company of California ("Escrow Agent"), Simulation Sciences Inc., a Delaware corporation ("Simulation Sciences"), and John L. Dial, II, as agent ("Representative") of the Holders (as defined below).

                                    RECITALS

         A. Simulation Sciences, Visual Solutions, Inc., a Texas corporation ("Visual Solutions") and the current shareholders of Visual Solutions (the "Shareholders") have entered into an Asset Purchase Agreement dated as of March 24, 1997 (the "Asset Purchase Agreement"), providing for the acquisition of all or substantially all of the assets of Visual Solutions by Simulation Sciences (the "Acquisition").

         B. Terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

         C. This Agreement and the escrow arrangements herein are part of the terms and conditions of the Asset Purchase Agreement and have been entered into for the purposes of carrying the Acquisition into effect.

         D. Pursuant to Section 1.2 (a) (ii) (c) of the Asset Purchase Agreement, Simulation Sciences is delivering _____ shares of Common Stock of Simulation Sciences to be held by the Escrow Agent (the "Escrow Shares") according to the terms of this Agreement and the Asset Purchase Agreement.

         E. The parties anticipate that Visual Solutions shall distribute to the Shareholders certain assets of Visual Solutions, including its rights to the Escrow Shares. Accordingly, the Shareholders have joined this Agreement in anticipation of becoming Holders upon such a distribution. References to a "Holder" or the "Holders" shall mean the record holder or holders of the Escrow Shares, provided such holder or holders shall have satisfied Section 4 hereof.

         F.      Visual Solutions shall be the initial Holder.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and in the Asset Purchase Agreement, and intending to be legally bound, hereby agree as follows:

         1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed by the other parties hereto act as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and agrees to hold and administer the Escrow Shares and any Proceeds (as such term is defined in Section 3) in accordance with the terms and subject to the conditions set forth herein.

         2. Purpose. The Escrow Shares shall be held by the Escrow Agent to satisfy any losses resulting from breaches of the representations, warranties and covenants of the Sellers under Section 5.1 of the Asset Purchase Agreement or to satisfy any Purchase Price Adjustment in favor of Simulation Sciences as provided for in Section 16(e) (ii) of the Asset Purchase Agreement and, subject to such losses, to ensure the availability of such shares upon their release, if any, to the Holders pursuant to the terms and conditions of this Agreement.

         3. Establishment of Escrow. On the Closing Date, Simulation Sciences and Visual Solutions shall jointly give written notice of such event to Escrow Agent. Promptly but in no event later than five business days after the Closing Date, Simulation Sciences shall then deliver to Escrow Agent one or more stock certificates representing the Escrow Shares, issued in the name of Visual Solutions. Escrow Agent agrees to accept delivery of the Escrow Shares and any cash dividends, Common Stock dividends, dividends payable in securities other than Simulation Sciences' Common Stock or other payments or distributions of any kind made in respect of the Escrow Shares (the "Proceeds") and to hold them in escrow subject to the terms and conditions of this Agreement.

         4. Interests in Escrow Shares; Transfer. The Escrow Shares and any Proceeds shall be received by Escrow Agent and recorded in an escrow account. No Escrow Shares or Proceeds may be pledged, sold, assigned or transferred by any Holder, except as expressly provided herein and unless such pledgee, buyer, assignee or transferee acknowledges the existence of this Escrow Agreement, agrees in writing to be bound by it as a Holder and appoints the Representative to act as the Representative hereunder on behalf of such pledgee, buyer, assignee or transferee.

         5. Voting and Rights of Ownership. Each Holder will have voting rights with respect to the Escrow Shares (and any Proceeds) attributable to such Holder's interest in the Escrow Shares (and Proceeds). So long as such Escrow Shares and any Proceeds are held in escrow, Simulation Sciences and Escrow Agent will take all reasonable steps necessary to allow the exercise of such rights. Additionally, for income tax reporting purposes, any income earned on the Escrow Shares and the Proceeds (including earnings on any such dividends) shall be considered earned by the Holders.

         6.      Post-Closing Adjustment.

                 (a) Upon receipt by the Escrow Agent from Simulation Sciences of a "Price Adjustment Notice" as defined in the Asset Purchase Agreement, Escrow Agent shall deliver to Simulation Sciences the amount of Escrow Shares or Proceeds, if applicable, as stated in the "Price Adjustment Notice," which shall equal the price to be paid by Visual Solutions to Simulation Sciences pursuant to Section 1.6 (e) (ii) of the Asset Purchase Agreement, and if such payment is made with any Escrow Shares, the per share price of the Escrow shares shall be determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment under that agreement. The Escrow Agent shall have no duty or obligation to calculate the amount of Escrow Shares or Proceeds to be paid, nor shall it have any duty or obligation to verify the amount provided in the "Price Adjustment Notice," or any other notice provided hereunder.

         7.      Claims.

                 (a) Upon receipt by the Escrow Agent and the Representative of an Officer's Certificate, as defined in the Asset Purchase Agreement (a "Claim Notice") from Simulation Sciences, that, pursuant to
Section 5.1 of the Asset Purchase Agreement, Simulation Sciences is asserting a claim for damages (a "Claim"), which Claim Notice shall specify (i) the nature and estimated amount of such damages (the "Claimed Amount"), (ii) that Simulation Sciences' Claim is based on a good faith belief that Simulation Sciences is entitled to remuneration for damages as provided in the Asset Purchase Agreement and (iii) that the estimate of damages specified in the Claim has been calculated in good faith, the Escrow Agent shall retain, set aside and continue to hold the Escrow Shares and Proceeds, if applicable (or such lesser portion of the Escrow Shares and Proceeds, if applicable, having a value equal to 100% of the Claimed Amount using, for purposes of the Escrow Shares, the per share price of Simulation Sciences' Common Stock as determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement, as stated in the Claim Notice for purposes of calculating the Common Stock Payment under that agreement), in escrow hereunder until resolution of the Claim pursuant to this Agreement, subject to the further provisions hereof.

                 (b) Within thirty (30) days after delivery of a Claim Notice to the Escrow Agent and the Representative, the Representative shall provide to Simulation Sciences, with a copy to the Escrow Agent, a written response (a "Response Notice") in which the Representative shall either: (i) agree that the full Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, and shall specify the Agreed Amount, and contest the release to Simulation Sciences of the balance or (iii) contest the release to Simulation Sciences of any part of the Claimed Amount from the Escrow Shares or Proceeds, if applicable. The Representative may contest the release of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute damages for which Simulation Sciences is entitled to remuneration under Article V of the Asset Purchase Agreement. If no Response Notice is received by the Escrow Agent within such 30-day period, the Representative shall be deemed to have agreed that all of the Claim Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, provided that the failure to deliver a Response Notice shall not be deemed to be an admission of liability by the Representative.

                 (c) If the Representative in the Response Notice agrees (or is deemed to have agreed) that the entire Claimed Amount may be released to Simulation Sciences from the Escrow

Shares or Proceeds, if applicable, the Escrow Agent shall within three (3) business days following the required delivery date for the Response Notice, transfer, deliver and assign to Simulation Sciences, free and clear of any interests of the Holders therein, a portion of the Escrow Shares or Proceeds, if applicable, having a value equal to the Claimed Amount. For purposes of the Escrow Shares, the per share price shall be determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment under that agreement.

                 (d) If the Representative in the Response Notice agrees that part, but not all, of the Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, the Escrow Agent shall within three (3) business days following the required delivery date for the Response Notice, transfer deliver and assign to Simulation Sciences, free and clear of any interests of the Shareholders therein, the portion of the Escrow Shares or Proceeds, if applicable, as specified in the Response Notice having a value equal to the Agreed Amount (or such lesser amount of Escrow Shares or Proceeds, if applicable, as is then held in escrow hereunder). For purposes of the Escrow Shares, the per share price shall be determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment under that agreement.

                 (e) If the Representative in the Response Notice contests the release of all or part of the Claimed Amount (the "Contested Amount"), Simulation Sciences and the Representative shall first make a good faith effort to settle the matter themselves. If they do not settle the matter within thirty (30) days of the delivery of the Representative's Response Notice contesting the Claimed Amount, either Simulation Sciences or the Representative shall have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to binding arbitration in Orange County, California. All matters so submitted to arbitration shall be settled by three (except as otherwise provided below) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Representative and Simulation Sciences shall each designate one arbitrator within ten (10) days of the delivery of the Arbitration Notice. If either the Representative or Simulation Sciences fails so to timely designated an arbitrator, the matter shall be resolved by the one arbitrator timely designated. The Representative and Simulation Sciences shall cause the designated arbitrator to mutually agree upon and to designate a third arbitrator; provided, however, that failing such agreement within thirty (30) days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The Holders and Simulation Sciences shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Representative and Simulation Sciences shall cause the arbitrator to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether Simulation Sciences is entitled to receive the Claimed Amount of the Escrow Shares or Proceeds, if applicable, pursuant to the applicable terms of the Asset Purchase Agreement and this Escrow Agreement and, if so, the amount of such Claimed Amount. The final decision of the majority of the arbitrators shall be furnished to the Representative, Simulation Sciences and the Escrow Agent in writing and shall constitute a conclusive determination of the matter in question, binding upon the Representative, the Holders, Simulation Sciences and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Notwithstanding any provision of this Escrow Agreement or the Asset Purchase Agreement to the contrary, after receipt of a Response Notice that the Claimed Amount is contested by the Representative, the Escrow Agent, pursuant to this Section 7, shall continue to hold an amount of the Escrow Shares and Proceeds, if applicable, as specified in the Response Notice, which amount shall equal 100% of the Contested Amount using the per share price of Simulation Sciences' Common stock as determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment under that agreement (up to the amount of the Escrow Shares and Proceeds, if applicable, then held in escrow hereunder), notwithstanding the occurrence of the Final Release Date, until (i) delivery of a copy of a settlement agreement or joint escrow instructions executed by Simulation Sciences and the Representative setting forth instructions to the Escrow Agent as to the release of the Escrow Shares or Proceeds, if applicable, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final decision of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the amount of the Escrow Shares or Proceeds, if applicable, to be released if any, that shall be made with respect to the Contested Amount. If applicable, the Escrow Agent shall thereupon release the Escrow Shares and Proceeds, if applicable, from escrow (to the extent the Escrow Shares or Proceeds, if applicable, are then held in escrow hereunder) in accordance with such agreement or instructions. Except as otherwise set forth herein, all costs and expenses of any proceeding described in this paragraph 7(e) including any expenses of the arbitrator(s) shall be borne by the losing party in any such proceeding (with costs and expenses to be assessed and assigned by the arbitrator or arbitrators in the event of an arbitration in which there is no losing party). Notwithstanding the foregoing provisions of this Section 7, it is agreed that if a Contested Amount is less than $250,000, any arbitration with respect to such Contested Amount shall be conducted by a single arbitrator (rather than three arbitrators) appointed by mutual agreement of the Representative and Simulation Sciences or, failing such agreement within thirty
(30) days of delivery of the Arbitration Notice, appointed in accordance with the AAA Rules. In the event of arbitration by a single arbitrator, the Holders and Simulation Sciences shall bear equally the fees and expenses of the arbitrator and reference herein to a majority of the arbitrator shall instead refer to such single arbitrator. The Escrow Agent shall be under no duty whatsoever to institute or defend any proceedings which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it. The Escrow Agent shall have the right to interplead the parties to any dispute in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement and, upon doing so, the Escrow Agent shall be release from any obligations or liability as a consequence of such claims or demands.

         8. Release of the Escrow Shares or Proceeds. The Escrow Agent shall hold the Escrow Shares and Proceeds, if applicable, until authorized to release any portion of the Escrow

Shares or Proceeds, if applicable, in accordance with this Section 8 or in accordance with Sections 6, 7 or 9 of this Agreement.

                 (a) Release at First Anniversary of Closing Date. On the terms and subject to the conditions set forth in Sections 6, 7 and 9 of this Agreement, on the first anniversary of the Closing Date, the Escrow Agent shall deliver to Holders (or their assigns as permitted under Article III of the Asset Purchase Agreement and this Agreement) 50% of the Escrow Shares and Proceeds, if applicable, then held in escrow.

                 (b) Release at Second Anniversary of Closing Date. On the terms and subject to the conditions set forth in Sections 6, 7 and 9 of this Agreement, on the second anniversary of the Closing Date (the "Final Release Date"), the Escrow Agent shall deliver to Holders (or their assigns as permitted under Article III of the Asset Purchase Agreement and this Agreement) the remaining Escrow Shares and Proceeds, if applicable, then held in escrow.

         9.      Early Release of Escrow Shares.  Subject to the provisions of
Section 7 of this Agreement, and notwithstanding the provisions of Section 8, if the average closing price per share of Simulated Sciences' Common Stock on the Nasdaq National Market, adjusted for stock splits, dividends and the like for any ten consecutive trading days after the Closing Date (the "Average Market Price"), is lower than 70% of the price per share of Simulated Sciences' Common Stock as determined pursuant to the calculation set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment, then 50% of the Escrow Shares or Proceeds, if applicable, then held in escrow under the Escrow Agreement shall be released to the Holders promptly but in any event within one business day after the Escrow Agent's receipt of (i) written request from the Representative and (ii) Simulation Sciences' written instructions to the Escrow Agent to release such amount of Unreleased Shares. If the Average Market Price is lower than 30% of the per share price of Simulation Sciences' Common Stock determined pursuant to the calculations set forth in Section 1.2(a)(ii)(A) of the Asset Purchase Agreement for purposes of calculating the Common Stock Payment, then 80% of the Escrow Shares and any Proceeds then held in escrow shall be released to the Holders promptly but in any event within one business day after the Escrow Agent's receipt of (i) written request from the Representative and (ii) Simulation Sciences' written instructions to the Escrow Agent to release such amount of Unreleased Shares. Simulation Sciences must deliver such written instructions to Escrow Agent the first business day after receipt by Simulation Sciences' Chief Executive Officer, Chief Financial Officer or Controller of a copy of the Representative's request if the Representative's calculation of the Average Market Price therein is correct in all material respects.

         10.     The Representative.

                 (a) The Representative is hereby appointed, authorized, and designated by the Holders to act as the sole and exclusive agent, attorney-in-fact and representative of the Holders and as such has been authorized and directed to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Holders and making any and all determinations) which may be required or permitted by this Escrow Agreement to be taken by the Holders or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative under this Escrow Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith shall be absolutely and irrevocably binding on each Holder as if such Holder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Holder's individual capacity. The Representative hereby acknowledges that he has full power and authority to act in the premises (including, without limitation, the power and authority, on behalf of the Holders, to execute and deliver any certificate, notice or instructions hereunder) and to designate and appoint a substitute or substitutes to act hereunder with the same power and authority as the Representative would have if personally acting.

                 (b) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify the Holders after retaining any person. The Representative shall be entitled to reimbursement by the Holders of his reasonable out-of-pocket expenses including the reasonable, documented fees and expenses incurred by the Representative for payment to, or in connection with, the retention of counsel, consultants or other advisors incurred in the performance of his duties under this Agreement.

                 (c) The Representative shall not be liable to the Holders for the performance of any act or the failure to act under or in connection with this Escrow Agreement so long as he did so in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Holders.

         11. Consent to Jurisdiction. Subject to Section 7 hereof, with respect to any dispute arising under this Agreement relating to (i) the delivery, ownership or right of possession of the Escrow Shares or Proceeds or any portion thereof, (ii) the facts forming the basis of any determination by the Escrow Agent hereunder, (iii) the duties of the Escrow Agent hereunder or
(iv) any other question arising hereunder, the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of California. In any such litigation, each of the parties hereto (a) waives personal service of any summons and complaint and agrees that service thereof may be made by hand, by mail or by recognized overnight delivery service in accordance with the provisions of Section 13 hereof, (b) agrees that it or he will not attempt to deny or defeat the personal jurisdiction of such court by motion asserting lack of personal jurisdiction or forum non conveniens or other request for leave from such court and (c) agrees that it or he will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or forum other than the court specified herein.

         12.     Limitation of Escrow Agent's Duties and Liability.

                 (a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement, including, without limitation, the Asset Purchase Agreement, nor shall any other duties or responsibilities be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

                 (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any items that may be due it hereunder.

                 (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the primary cause of any loss to any other party hereto. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                 (d) Simulation Sciences and the Representative, on behalf of the Holders, hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of, or in connection with, this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This right of indemnification shall survive the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by the parties pursuant to this Section.

                 (e) Each party hereto other than the Escrow Agent shall provide the Escrow Agent with its respective tax identification number, assigned by the Internal Revenue Service.

                 (f) In the event that the Escrow Agent is uncertain as to its duties or rights hereunder or receives instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Escrow Shares and any Proceeds in escrow until the Escrow Agent is directed otherwise in a written instrument signed by each of the other parties hereto or, by a final order or judgment of (i) an arbitrator pursuant to Section 7(e) hereof or (ii) a court of competent jurisdiction.

         13. Escrow Agent Expenses. The fees of the Escrow Agent are set forth in Exhibit B hereto. All fees of the Escrow Agent for establishing and holding in escrow and paying out the Escrow Shares and any Proceeds shall be borne equally by Simulation Sciences and Holders.

         14.     Successor Escrow Agent.

                 (a) In the event the Escrow Agent becomes unavailable or unwilling to continue in its appointed capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to each of the parties hereto, specifying a date not less than sixty (60) days following such notice date when such resignation will take effect; provided, however, that such resignation shall in no event take effect before the successor to the Escrow Agent shall have been appointed pursuant to this Section 12. If a successor shall not have been appointed after such 60-day period, the Escrow Agent may, at the expense of Simulation Sciences and the Representative, on behalf of the Holders, petition any court of competent jurisdiction for the appointment of a successor escrow agent. Simulation Sciences may appoint a successor to the Escrow Agent with the consent of the Representative which consent shall not reasonably withheld. The Escrow Agent shall promptly transfer the Escrow Shares and any Proceeds to such designated successor.

                 (b) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

         15. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered mail, return receipt requested, postage prepaid, (ii) via a reputable nationwide overnight courier service, (iii) by certified mail, return receipt requested, postage prepaid, or (iv) by facsimile transmission (provided written receipt of which is confirmed), in each case to the parties hereto at the following addresses set forth below or at any such address as may be specified by like notice by any of the parties.

                 If to the Escrow Agent, to:

                 Harris Trust Company of California
                 601 South Figueroa
                 Los Angeles, California 90017
                 Attn: Esther Cervantes
                 Telephone: (213) 239-0675
                 Facsimile: (213) 239-0631

                 If to Simulation Sciences, to:

                 Simulation Sciences Inc.
                 601 Valencia Avenue, Suite 100
                 Brea, California 92823
                 Attn:  Charles R. Harris
                 Telephone:  (714) 579-0412
                 Facsimile:   (714) 579-0951

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attn:  Mark E. Bonham
                 Telephone:  (415) 493-9300
                 Facsimile:  (415) 493-6811

                 If to the Representative, to:

                 John L. Dial, II
                 730 North Post Oak Road, suite 400
                 Houston, Texas 77024
                 Telephone No:  (713) 681-4444
                 Telecopy No.:  (713) 681-4197


         16. Governing Law. The construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to the choice of law provisions thereof).

         17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors, assigns and transferees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided however, that pursuant to the dissolution of Visual Solutions in accordance with applicable law, Visual Solutions may assign its rights under this Escrow Agreement to the Shareholders listed on Exhibit A where each such Shareholder agrees to be bound by the provisions of this Agreement.

         18. Amendment. This Agreement may be amended by the written agreement of each of the parties hereto; provided, however, that in the event the Escrow Agent does not agree to an amendment otherwise agreed by each of the other parties hereto, the Escrow Agent shall resign and a successor escrow agent shall be appointed in accordance with Section 14 hereof.

         19. Termination. This Escrow Agreement shall terminate upon the release by the Escrow Agent of all of the Escrow Shares in accordance with this Escrow Agreement; provided that the provisions of Sections 12(c) and 12(d) shall survive such termination, or the resignation or removal of the Escrow Agent pursuant to Section 14 hereof.

         20. Representations. Each of the parties represents and warrants that he or it has all requisite power and authority (corporate or otherwise) to execute and deliver this Escrow Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such party of this Escrow Agreement, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary actions (corporate or otherwise) on the part of such party. This Escrow Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         22. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

         23. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party granting such waiver. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.



                                    HARRIS TRUST COMPANY OF CALIFORNIA
                                    as ESCROW AGENT


                                    By
                                        --------------------------------------
                                        Name:
                                        Title:


                                    SIMULATION SCIENCES INC.


                                    By
                                        --------------------------------------
                                        Name:
                                        Title:


                                    REPRESENTATIVE


                                    By
                                        --------------------------------------
                                        Name:

                                    VISUAL SOLUTIONS, INC.


                                    By
                                        --------------------------------------
                                        Name:
                                        Title:


                                    SHAREHOLDER


                                    By
                                        --------------------------------------
                                        Name:

                                        Address:
                                                 -----------------------------

                                                 -----------------------------


            [SIGNATURE PAGE TO SIMULATION SCIENCES ESCROW AGREEMENT]

                                   EXHIBIT A



                               ESCROW AGENT FEES

                                 SUBMITTED TO:


                           SIMULATION SCIENCES, INC.

                                      BY:

                       HARRIS TRUST COMPANY OF CALIFORNIA


 Escrow Agent Services

           - Set-up of Escrow Account  . . . . . . . . . . . . . . .           $1,500.00

           - Annual Administration Fee . . . . . . . . . . . . . . .           $3,500.00  per annum*
           - Up to 5 distributions . . . . . . . . . . . . . . . . .                      Included

           - Over 5 distributions  . . . . . . . . . . . . . . . . .           $   25.00  per check/wire

           - Out-of-pocket expenses will be billed at cost.
             There are no such expenses associated with the set-up of the Escrow Account.

* Prorated on an annual basis. For example, if all of the Escrow Shares are released from escrow on the second anniversary of the Escrow Agreement, the annual fee for the third year shall be zero, and if all of the Escrow Shares are released from escrow on the tenth day of the third year, the annual fee for the third year shall be $95.89 (10 x 1/365 x $3,500).

                                  EXHIBITS G1-G3

                           FORM OF EMPLOYMENT AGREEMENT

                            SIMULATION SCIENCES INC.

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, by and between _________________ (the "Employee") and Simulation Sciences Inc., a Delaware corporation (the "Company"), shall become effective as of the closing date (the "Effective Date") of the asset purchase (the "Asset Purchase") contemplated by that certain Asset Purchase Agreement dated as of _______, 1997, among the Company, Visual Solutions Inc. ("VSI"), the Employee and others (the "Asset Purchase Agreement").

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

         Duties and Scope of Employment

                 Position. The Company agrees to employ the Employee under the terms of this Agreement in the position of Director of Research and Development.

                 Obligations. During the term of this Agreement, the Employee shall devote Employee's full business efforts and time to the Company. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and service do not interfere or conflict with Employee's responsibilities to the Company and do not represent business conflicts with the Company's business.

                 Company Policies. Employee shall comply with all of the Company's rules and policies applicable to the employees of the Company or to directors of similar title and salary grade within the Company.

         Salary. Beginning on the Effective Date, the Employee shall be paid a base salary (the "Salary") of $_________ monthly.

   3. Bonus. Employee will be included in the Company bonus plan in accordance with the bonus plan in effect at time of payment.

   4. Remuneration on Sales of Products. Employee shall receive remuneration equal to __% of the Company's then current, published list price, including maintenance and support fees, for each Product [as defined in 6(d)] sold while Employee is an employee of the Company; provided, however, such remuneration right shall terminate upon the termination of this Agreement. A Product shall be deemed to be

         "sold" as the Company recognizes revenue attributable to such Product under the Company's then current revenue recognition policy.

         Any amounts due to Employee under this Section 4 shall be subject to offset by the Company for any losses, costs, or expenses of the Company resulting from a breach of a representation, warranty or covenant in the Asset Purchase Agreement provided however that the Company shall not be entitled to exercise this remedy until it has exhausted its remedies, if any, under Section 5.1 of the Asset Purchase Agreement.

   5.    Benefits

                 (a) General. Employee shall be included in all employee benefit plans, programs or arrangements, including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit bonuses, disability benefits, health and life insurance, vacation and paid holidays, as applicable, which shall be established by the Company for the benefit of employees of similar salary and title grade.

                 Reimbursement of Expenses. The Company shall reimburse Employee for all out-of-pocket expenses reasonably incurred and paid by him in the performance of his duties pursuant to this Agreement, in accordance with Company policies.

   6.    Definitions.  As used herein, the following definitions shall apply:

                 "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony,
                 (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to the Employee of a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee's obligations to the Company which are demonstrably willful and deliberate on the Employee's part.

                 (b) "Constructive Termination" shall mean a termination of employment due to any of the following unless agreed to by Employee (i) a reduction in Employee's salary or benefits except in connection with a decrease to be applied on an equal percentage basis to all officers of the Company because the Company's performance has decreased, and excluding the substitution of substantially equivalent compensation and benefits; or, (ii) a material diminution of Employee's responsibilities (e.g. title, primary duties, resources or assignment of duties inconsistent with current position or requiring relocation or excessive travel, (defined as), requiring Employee to stay overnight more than 40% of Employee's work time as measured over any period of six (6) consecutive months during the term of this Agreement). If any of the events set forth above shall occur, Employee shall give prompt written notice to the Company and shall have ninety (90) days from the notice or one hundred and twenty (120) days from the event, whichever is earlier, to exercise his rights to terminate for Constructive Termination or such right shall be deemed waived as to such event, but not as to any future event.

                 (c) "Disability" shall mean that the Employee is unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Employee or the Employee's legal representative and acceptable to the Company (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                 (d) "Products" shall mean that certain software known as Component Manager, Equipment Manager, RV Manager, Report Manager, Simply Visual, Visual Engineering Toolbox, Visual Flare, Visual Flash, Visual Refinery, Visual Network, and Visual Flow Suite.

   7.    Term of Employment.

                 Basic Rule. The Company agrees to continue Employee's employment, and Employee agrees to remain in the employ of the Company, during the term of this Agreement pursuant to the provisions of this Agreement.

                 Termination by the Company. The Company may terminate Employee's employment, with thirty (30) days advance notice in writing, only in accordance with this Agreement or for Cause or as a result of Death or Disability.

                          Termination Without Cause. If the Company terminates Employee's employment during the term of this Agreement for any reason whatsoever, including a Constructive Termination, and other than voluntary termination of employment by Employee or a Termination for Cause, the provisions of Section 8(a) shall apply.

                          Termination for Cause. If the Company terminates Employee's employment for Cause during the term of this Agreement, the provisions of Section 8(b) shall apply.

                          Termination on Death or Disability. If the Company terminates Employee's employment as a result of Employee's Death or Disability, the provisions of
                          Section 8(c) shall apply.

                 Voluntary Termination by the Employee. The Employee may terminate Employee's employment voluntarily by giving the Company thirty (30) days advance notice in writing, at which time the provisions of Section 8(b) shall apply. However, if the Employee terminates Employee's employment pursuant to this
                 Section 7(c) as a result of the occurrence of any of the events set forth in the definition of a Constructive Termination, the provisions of Section 8(a) shall apply, provided the Employee has provided written notice to the Company reasonably specifying the reasons why one of such events in the definition of a Constructive Termination has occurred and the Company has not cured such event within twenty (20) days after receipt of such notice.

         Waiver of Notice. Any waiver of notice shall be valid only if it is made in writing, delivered to an officer of the Company and expressly refers to the applicable notice requirement in this Section 7.

   8.  Payments Upon Termination of Employment

         Payments Upon Termination Pursuant to Section 7(b)(i) and Constructive Termination. If, during the term of this Agreement, the Employee's employment is terminated by the Company pursuant to Section 7(b)(i) or voluntarily by the Employee under Section 7(c) as a result of a Constructive Termination, the Employee shall be entitled to receive the following:

                 Cash Severance Payments. The Company shall pay to Employee severance payments of monthly Base Salary at the rate in effect on the date of termination. The Cash Severance Payments will be paid for the remaining term of this agreement.

                 (ii) Continued Group Health and Insurance Benefits. Continuation of the coverage of Employee and Employee's spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination (the "Covered

                          Dependents"), and payment by Employer, to the same extent as paid prior to termination of employment, all group health plan, life and other similar insurance plans in which Employee or such Covered Dependents participate on the date of the Employee's termination, through the Severance Period (including any extension thereof, as applicable).

                 (iii) Death During Severance Period. In the event of Employee's death while receiving benefits pursuant to
                          Section 8(a)(ii) hereof, the Company shall use its good faith efforts to continue providing and shall continue paying for group health plan, life and similar insurance plan coverage to the Covered Dependents through the Term of the Agreement.

         Termination by Company for Cause or Voluntary Termination. If the Employee's employment is terminated pursuant to Section 7(b)(ii) or voluntarily (other than a Constructive Termination) pursuant to
         Section 7(c), no compensation or payments will be paid or provided to Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, Employee's rights under the benefit plans and option agreements of the Company shall be determined under the provisions of those plans and agreements, provided Employee shall have ninety (90) days from the date of termination of employment in which to exercise any stock option to the extent such options are exercisable as of the date of termination.

         Termination on Death or Disability. If Employee's employment is terminated because of Employee's Death or Disability (as defined in Section 6(d) herein), then no payments shall be owed under this Agreement and Employee shall receive severance and disability payments as provided in the Company's standard benefit plans. Employee's stock options shall be exercisable as provided in agreements governing such options.

   9.  Successors.

         Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business or assets which executes and delivers the assumption Agreement described in this subsection (a) or which becomes bound by this Agreement or by operation of law.

         Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

  10. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after being mailed by first class mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to Employee at the home address which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

  11. Term of Agreement. This Agreement shall be for a term of thirty-six (36) months following the Effective Date.

  12.  Miscellaneous Provisions.

         Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and an officer or director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes and replaces any and all previous agreements between the Employee and VSI regarding compensation in terms of employment (but not any non- competition, assignment of inventions or confidentiality agreement).

         Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orange County, California, in accordance with the rules of the American Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         No Assignment of Benefits. The rights of any person to payments or employee benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

         Limitation of Remedies. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

         Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         Representation by Counsel. Employee represents that Employee has had the opportunity to seek independent legal counsel in connection with entering into the Agreement.

         Attorney's fees. In any action or arbitration brought under this Agreement, the prevailing party shall be entitled to his attorney's fees and costs.


                            [signature page follows]

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                             SIMULATION SCIENCES INC.


----------------------------                 By:
Name of Employee                                --------------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                    ----------------------------

                                   EXHIBIT G4

                        FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

                 THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this ___ day of ______, 1997, by and between SIMULATION SCIENCES INC., a California corporation and ____________________
("Consultant").

         1. SCOPE OF AGREEMENT. The Company hereby retains Consultant and Consultant hereby agrees to render services to the Company relating to _____________________ products purchased by SIMULATION SCIENCES INC. from Visual Solutions, Inc. set forth in the Asset Purchase Agreement between the two companies dated March 24, 1997 upon the terms and conditions hereinafter set forth.

         2. TERM OF AGREEMENT. This Agreement shall remain in effect for a period of _____ months from the date hereof, unless sooner terminated as provided herein or Consultant completes his services under this Agreement.

         3. DUTIES OF CONSULTANT. Consultant shall provide consulting services described in Exhibit A attached hereto. Consultant shall be responsible for the professional quality, technical accuracy and timely completion of the services furnished under this Agreement and shall perform such services in a diligent, professional and workmanlike manner.

         4. INDEPENDENT CONTRACTOR. Consultant represents that Consultant is an independent contractor and not the agent, employee or servant of the Company, and that Consultant has and hereby retains full control of the methods, details and means of performance of Consultant's obligations hereunder and such control over any persons employed by Consultant for performing the services hereunder. Consultant will be solely responsible for all matters relating to such employees, if any, including compliance with Social Security, withholding, unemployment and similar taxes. Consultant further agrees to hold the Company free and harmless and to indemnify the company for any and all claims arising from any of the following (1) the intentional, reckless or negligent act or omission of the Consultant, his agents or employees; (2) a determination by a court or agency that Consultant is not an Independent Contractor; and (3) a breach by Consultant or Consultant's assistants, agents or employees of a covenant of this Agreement. Consultant agrees that Consultant shall not be entitled to any employment-related or company-sponsored benefits from the Company including, but not limited to, health insurance, disability insurance, workers' compensation insurance or unemployment insurance. If Consultant is reclassified by a state or federal agency or a court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if the terms of the Company's benefit plans in effect at the time of such reclassification would otherwise make Consultant eligible for such benefits.

         5. LOCATION OF WORK. The Company shall have access during reasonable hours to the principal location(s) where the services under this Agreement are performed and to all of the drawings, specifications, data, calculations, models, test results and specimens, documents and other things related to the services to be performed under this Agreement or to the Project as a whole. Consultant agrees to furnish the tools and materials needed to perform Consultant's work.

         6. OTHER WORK. During the term of this Agreement, Consultant may render consulting services to others provided that the rendering of such services does not violate or conflict with Consultant's duties or obligations hereunder.

         7. COMPENSATION. In consideration of the satisfactory performance of the services to be provided hereunder, the Company shall pay Consultant the amount of $________ per hour, payable within ______ days after completion of project. The company shall reimburse Consultant for reasonable travel and lodging expenses according to the Company's Travel Policy 2.10, dated July 17, 1991. Consultant also agrees to report as income amounts received by Consultant. Likewise Consultant agrees to pay all self-employment and other taxes arising out of Consultant's work.

         8. COMPANY REPRESENTATIVE. The Company from time to time shall designate one or more representatives (collectively, the "Company Representative") for the purpose of coordinating Consultant's services with the other efforts of the Company related to the Project. The Company Representative shall be available to Consultant for consultation or advice, shall have reasonable access to Consultant's working premises during working hours and shall be allowed to observe the work in progress. When approval or authorization from the Company is required hereunder, such communication shall be directed to the Company Representative, and shall only be approved or authorized by the Company Representative, in writing if so required herein.

         9.      NONDISCLOSURE AND OWNERSHIP OF INTELLECTUAL PROPERTY.

                 a. NONDISCLOSURE OF SECRET OR CONFIDENTIAL INFORMATION. Consultant shall hold in confidence for the benefit of the Company all secret, confidential or proprietary information, knowledge and data (collectively, "Confidential Information") of the Company and its affiliates to which Consultant may have access during the term of this Agreement. Consultant shall not, during the term of this Agreement or after termination thereof, directly or indirectly use, communicate or divulge or enable another to use, communicate or divulge any such Confidential Information, for Consultant's own or another's benefit. Consultant makes the same commitment with respect to the Confidential Information of all affiliates, clients, contractors and others with whom the Company has a business relationship. Further, Consultant shall not divulge to the Company or its affiliates the Confidential Information of any other party the use, communication or disclosure of which is protected by comparable confidentiality commitments.

                 b. DISCLOSURE OF INTELLECTUAL PROPERTY. Consultant shall fully and promptly disclose to the Company or its affiliates, as the case may be, and shall hold in trust for the benefit of the Company or its affiliates, as the case may be, any and all Intellectual Property (as defined below) which Consultant may solely or jointly conceive, design, develop, create or suggest or cause to be conceived, designed, developed or created during the term of this Agreement which relate, directly or indirectly, to the Project or services provided for in this Agreement. For the purposes of this Agreement, the term

"Intellectual Property" shall include any ideas, concepts, materials, software (whether written or machine-readable), code, discoveries, designs, drawings, illustrations and photographs which may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret or other intellectual property law.

                 c. PRIOR INVENTIONS. Attached hereto as Exhibit B is a list describing Intellectual Property which was made by Consultant prior to Consultant's service to the Company (the "Prior Inventions") which belongs to Consultant and relates to the Project and which are not assigned to the Company hereunder. The Company agrees to maintain the confidentiality of any proprietary documents provided by Consultant regarding the Prior Inventions which are marked "Confidential" or "Proprietary"; provided, however, that if Consultant incorporates any Prior Inventions into the Project or any of the Company's software or other products, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual worldwide license to reproduce, modify, market, sell, and sublicense such incorporated Prior Inventions.

                 d. OWNERSHIP OF INTELLECTUAL PROPERTY. All right, title and interest in and to the Intellectual Property, referred to in Subparagraph 9b above shall be the sole and absolute property of the Company. Consultant shall and hereby does assign to the Company any and all right, title and interest of Consultant in and to the Intellectual Property referred to in Subparagraph 9b above, including without limitation the right to make any modifications, adjustments or additions thereto, the right to make and distribute derivative works thereof and the right to all claims for past infringements thereof. Consultant shall make all necessary disclosures, execute, acknowledge and deliver all instruments and perform all acts necessary or desired by the Company or its affiliates, as the case may be, to effectuate the assignment provided for in this Subparagraph 9d.

                 e. USE OF CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY. Consultant agrees not to use, copy or otherwise replicate any Confidential Information or the assigned Intellectual Property referred to in Subparagraph 9b unless so authorized by the Company in writing. Nothing herein shall be construed as granting any right or license under any Confidential Information or Intellectual Property hereafter owned or controlled by the Company or its affiliates, as the case may be. Upon termination of this Agreement for any reason or upon request of the Company, all Confidential Information and Intellectual Property, together with all copies of the same, shall be returned to the Company.

         10. REASONABLE RESTRICTIONS. Consultant acknowledges that the restrictions set forth in this Agreement are reasonable, and that such restrictions will not prevent Consultant from earning a livelihood upon expiration or termination of this Agreement for any reason.

         11. REPRESENTATIONS AND WARRANTIES. Consultant hereby represents and warrants that all works and materials or portions thereof delivered by Consultant in connection with the services to be rendered hereunder shall be solely of Consultant's authorship or design and shall not infringe upon the rights of any other person or party.

         12. ASSIGNMENT. Any assignment or subcontract by Consultant of the services or work to be performed under this Agreement, in whole or in part, or any other interests hereunder, voluntarily, involuntarily or by operation of law, without the Company's written consent, shall be void. The Company reserves the right to assign this Agreement to any current or future parent or affiliate or successor company of the Company.

         13. TERMINATION. Either the Company or Consultant may terminate this Agreement, in whole or in part, at any time and for any reason by giving the other party __________ (__) days' prior written notice of such termination. At the time of termination, the Company shall be released from any and all obligations under this Agreement provided that Consultant shall be paid the balance owing for any reimbursable expenses accrued to the date of termination and shall be paid for services satisfactorily performed to the date of termination. This provision shall not be construed to constitute Consultant as an employee of the Company.

         14. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or within five days after mailing by first class registered or certified mail, postage prepaid, and properly addressed, or upon receipt if sent by telegraph or telephonic facsimile transmission to the party to whom notice is to be given, at such party's address or the telex or facsimile number set forth on the signature page of this Agreement, or any other address or number that any party may designate by written notice to the other.

         15. EQUITABLE RELIEF. Consultant recognizes that the Company is relying for its protection upon the existence and validity of the provisions set forth in this Agreement and that monetary damages would not be an adequate remedy for the Company if Consultant violated any of these provisions. Therefore, Consultant agrees that in addition to any other rights or remedies it may have, the Company shall have the right to equitable relief by way of injunction for the violation of any provision of this Agreement.

         16. ENFORCEMENT. The failure of any party in any one or more instances to insist upon strict performance of any of the terms or provisions of this Agreement, or to exercise any option herein conferred shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any other occasion.

         17. SEVERABILITY. Any provision of this Agreement which is rendered unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

         18. ARBITRATION. In the event of any dispute or claim relating to or arising out of the relationship between Consultant, his agents or employees and the Company, its agents or employees, Consultant and the Company agree that all such disputes shall be fully resolved by binding arbitration conducted by the American Arbitration Association in Irvine, California, applying California law.

Consultant and the Company shall each pay one-half of the costs and expenses of such arbitration and each party shall pay for his/her/its own attorneys' fees and expenses, unless otherwise required by law. However, the parties agree that they may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim relief, as necessary, without breaching this arbitration agreement or abridging the powers of the arbitrator.

         19. EXPENSES. If any legal action or other proceeding is brought by any party for the enforcement of this Agreement because of any alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney's fees and other costs and expenses incurred in connection therewith in addition to any other relief to which it might be entitled.

         20. SUCCESSORS. This Agreement shall be binding upon the Company, its successors and assigns, and upon Consultant and Consultant's heirs, executors, administrators, successors and permitted assigns. In the event Consultant is a corporation, Consultant represents and warrants that each principal of Consultant, and each employee of Consultant who engages in the performance of any portion of the services provided for herein, shall agree in writing to be bound by the provisions of this Agreement.

         21. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. The parties hereto hereby submit to the personal jurisdiction of the courts of the State of California, U.S.A. and the Federal District Court for the Central District of California, U.S.A. regarding any legal action or claim arising in connection with this Agreement.

         22. EFFECT OF AGREEMENT. Consultant understands that Consultant's obligations under Paragraph 9 or any provision of this Agreement relating to nondisclosure or to disclosure or ownership of Intellectual Property shall continue whether or not this Agreement is terminated voluntarily or involuntarily, with or without cause. This Agreement constitutes the entire agreement between the Company and Consultant with respect to the subject hereof and thereof, and fully supersedes any prior agreements or understandings with respect thereto. No provision of this Agreement shall be deemed waived, amended or modified by any party, unless in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below their respective signatures.

                                        "Company"

                                        SIMULATION SCIENCES INC.,
                                        a California corporation

                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
                                                 601 South Valencia Avenue
                                                 Brea, California 92621
                                                 Fax: (714) 579-7468

                                                 "Consultant"

                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------
                                                 Fax:
                                                     --------------------------

                                   EXHIBIT A

                                    Services

                                   EXHIBIT B

                                Prior Inventions

          THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.

                                   EXHIBIT H

                        FORM OF CONFIDENTIAL INFORMATION
                       AND INVENTION ASSIGNMENT AGREEMENT

                            SIMULATION SCIENCES INC.

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


    As a condition of my employment with Simulation Sciences Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

    1.       CONFIDENTIAL INFORMATION.

             (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation other than employees of the Company without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

             (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

             (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

    2.       INVENTIONS.

             (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior

Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder, or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

             (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

             (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

             (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely and jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

             (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

    3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

    4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

    5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

    6.       SOLICITATION OF EMPLOYEES.  I agree that for a period of twelve
(12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

    7. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

    8.       ARBITRATION AND EQUITABLE RELIEF.

             (a) ARBITRATION. EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN ORANGE COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE

ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

    THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                            i.    ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                           ii.    ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, ET SEQ.;

                          iii.    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

                 (b) EQUITABLE REMEDIES. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY'S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 2, 3 AND 5 HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

                 (c) CONSIDERATION. I UNDERSTAND THAT EACH PARTY'S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY'S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

         9.      GENERAL PROVISIONS.

                 (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                 (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                 (c) SEVERABILITY. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                 (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

Date:
     -----------------------

                                        --------------------------------------
                                        Signature


                                        --------------------------------------
                                        Name of Employee (typed or printed)



-------------------------------
Witness

                                   EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                        Identifying Number
   Title                    Date                        or Brief Description
--------------------------------------------------------------------------------





     No inventions or improvements
----

     Additional Sheets Attached
----




Signature of Employee:
                      ----------------------------------------

Print Name of Employee:
                      ----------------------------------------

Date:
     ----------------------------

                                   EXHIBIT B

                            SIMULATION SCIENCES INC.

                           TERMINATION CERTIFICATION


         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Simulation Sciences Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

         I further certify that I have complied with all the terms of the Company's Employment, Confidential Information and Invention Assignment Agreement Signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:
     ------------------------



                                        --------------------------------------
                                        (Employee's Signature)


                                        --------------------------------------
                                        (Type/Print Employee's Name)

                                   EXHIBIT I

                         FORM OF CONFIRMATION AGREEMENT

                             CONFIRMATION AGREEMENT


         This Agreement (the "Agreement") is entered into as of March __, 1997 (the "Effective Date") by and between Simulation Sciences Inc., a Delaware corporation ("Simulation Sciences"), Visual Solutions, Inc., a Texas Corporation ("Visual Solutions") and ____________________, an employee of Visual Solutions ("Employee").

                                    RECITALS

         WHEREAS, Pursuant to an asset purchase agreement that will be entered into between Visual Solutions and Simulation Sciences (the "Asset Purchase Agreement"), Visual Solutions will sell to Simulation Sciences, and Simulation Sciences will purchase, all of Visual Solutions's rights to the Software as such term is defined herein; and

         WHEREAS, Pursuant to this Agreement, Simulation Sciences, Visual Solutions and Employee desire to confirm their understanding regarding Employee's rights to the Software.

         WHEREAS, a condition to closing the Asset Purchase Agreement is the execution, delivery and performance of this Agreement.

         WHEREAS, the Employee wishes to be considered for employment by Simulation Sciences.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

1.       Definitions.

         (a) "Closing" means the closing of the Asset Purchase Agreement, as defined therein.

         (b) "Software" means that certain software known as Visual Engineering Toolbox, Visual Flare, Visual Flash, Visual Flow Suite, Visual Refinery, Visual Network, Component Manager, Equipment Manager, RV Manager and Report Manager that was developed by Visual Solutions, as the same exists as of Closing.

         (c) "Intellectual Property Rights" means all current and future worldwide patents and other patent rights, copyrights, trade secrets and other intellectual property rights, including without limitation all applications and registrations with respect thereto.

         (d) "Works" means all works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any type whatsoever used or held for use in connection with the Software.

2. Condition Precedent. A condition precedent for this Agreement shall be the Closing of the Asset Purchase Agreement and a condition precedent of the Closing is the execution, delivery and performance of this Agreement. In the event that such Closing does not occur by May 31, 1997, then this Agreement shall be null and void and of no further effect.

3.       Confirmation of Rights.

         (a) Ownership of the Software. To Employee's knowledge, Employee acknowledges that Visual Solutions owns all rights, title and interest, including all Intellectual Property Rights, in and to the Software. Employee further acknowledges that to Employee's knowledge Visual Solutions has the exclusive right to sell, convey, transfer, assign and deliver the Software and all Intellectual Property Rights therein and thereto to Simulation Sciences. Without limiting the generality of the foregoing, to Employee's knowledge Visual Solutions has the exclusive right to convey to Simulation Sciences the exclusive right to commercialize, prepare and sell products based upon, sublicense, prepare derivative works from and otherwise use and exploit the Software and to apply for or register patents, copyrights and other proprietary protections.

         (b) Rights to Works. All Works created by Employee for Visual Solutions shall be considered "works for hire" within the meaning of the United States Copyright Act. Visual Solutions shall own all Works and all right, title and interest therein and thereto, including, without limitation, all copyrights and extensions and renewals thereof under United States law and treaties, throughout the world. If any of the Works are deemed not to be "work for hire," Employee agrees to, and hereby does, irrevocably and absolutely assign, set over and grant to Visual Solutions, its successors and assigns, the Works, and all rights therein and thereto which Employee may have including any copyrights and renewals and extensions thereof.

         (c) Consideration. Simulation Sciences has no obligation whatsoever to pay to Employee any consideration, monetary or otherwise, with respect to the Software or otherwise, except as specifically contemplated by the Asset Purchase Agreement.

         (d) Waiver. With respect to the Software or derivative works of the Software, Employee hereby waives any and all claims of any nature whatsoever which Employee now or hereafter may have against Simulation Sciences or its subsidiaries or affiliates, or its or their licensees, or the direct or indirect customers of any of the foregoing, including but not limited to any claims of infringement of any Intellectual Property Right of Employee.

         (e) Further Assurances. Employee shall, upon the request of Simulation Sciences, execute such additional documents and render such other assistance as may be reasonably necessary to evidence and perfect the foregoing ownership rights. In the event that Simulation Sciences is unable for any reason, after reasonable effort, to secure Employee's execution on any document needed in connection with the actions specified in this Section 3(e), Employee hereby irrevocably designates and appoints Simulation Sciences and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Employee.

4. Representations and Warranties. Employee hereby represents and warrants to Simulation Sciences and Visual Solutions that Employee has all requisite power and authority to enter into this Agreement; that this Agreement constitutes the valid and binding obligation of Employee enforceable in accordance with its terms; and that all Works which Employee has worked on, directly or indirectly, have been and shall be Employee's original work and that to Employee's knowledge such Works do not and shall not infringe the rights, including without limitation the copyrights, of any person.

5.       Miscellaneous.

         (a) Assignment. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other parties, and any attempted such assignment shall be void; provided, however, that either party may assign this Agreement without such consent to an entity that succeeds to all or substantially all of its business or assets to which this Agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (b) Notices. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified or registered mail (return receipt) or telecopy to the addresses set forth in the Asset Purchase Agreement, or such other address as is provided by notice as set forth herein. Notices shall be deemed effective upon receipt or, if delivery is not effected by reason of some fault of the addressee, when tendered.

         (c) Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of California, as applied to contracts made and to be performed in California. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction and venue of the California state courts and federal courts located in the United Stated District Court for the Southern District of California, and the parties consent to the personal and exclusive jurisdiction of these courts.

         (d) Severability. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected. In such event, the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

         (e) Amendment. No alteration or amendment of this Agreement shall be effective unless embodied in writing and executed by an authorized representative of the party to be charged.

         (f) Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

         (g) Entire Agreement. This Agreement, along with the attachment attached hereto and incorporated herein by reference, sets forth the entire agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        SIMULATION SCIENCES INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:
                                             ----------------------------------


                                        VISUAL SOLUTIONS, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:
                                             ----------------------------------


                                        EMPLOYEE


                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Print Name


                                        ---------------------------------------
                                        Address

                                        ---------------------------------------

                                        ---------------------------------------




      [SIGNATURE PAGE TO SIMULATION SCIENCES INC. CONFIRMATION AGREEMENT]

                                   EXHIBIT J

                  FORM OF EMPLOYMENT, CONFIDENTIAL INFORMATION
                       AND INVENTION ASSIGNMENT AGREEMENT

                            SIMULATION SCIENCES INC.

                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


         As a condition of my employment with Simulation Sciences Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         1. AT-WILL EMPLOYMENT. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

         2.      CONFIDENTIAL INFORMATION.

                 (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation other than employees of the Company without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                 (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                 (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         3.      INVENTIONS.

                 (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder, or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                 (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                 (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                 (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely and jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                 (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

         5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

         6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         7. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

         8. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         9.      ARBITRATION AND EQUITABLE RELIEF.

                 (a) ARBITRATION. EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN ORANGE COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

         THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                            i.    ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                           ii.    ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, ET SEQ.;

                          iii.    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

                 (b) EQUITABLE REMEDIES. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY'S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 2, 3 AND 5 HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE

THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

                 (c) CONSIDERATION. I UNDERSTAND THAT EACH PARTY'S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY'S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

         10.     GENERAL PROVISIONS.

                 (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                 (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                 (c) SEVERABILITY. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                 (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

Date:
     -------------------------


                                        ---------------------------------------
                                        Signature



                                        ---------------------------------------
                                        Name of Employee (typed or printed)



-------------------------------
Witness

                                   EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                           Identifying Number
   Title                       Date                        or Brief Description
--------------------------------------------------------------------------------




     No inventions or improvements
----

     Additional Sheets Attached
----



Signature of Employee:
                      ---------------------------------

Print Name of Employee:
                      ---------------------------------

Date:
     -------------------------------

                                   EXHIBIT B

                            SIMULATION SCIENCES INC.

                           TERMINATION CERTIFICATION


         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Simulation Sciences Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

         I further certify that I have complied with all the terms of the Company's Employment, Confidential Information and Invention Assignment Agreement Signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:
     -------------------


                                        --------------------------------------
                                        (Employee's Signature)



                                        --------------------------------------
                                        (Type/Print Employee's Name)

                                   EXHIBIT K

                     FORM OF REGISTRATION RIGHTS AGREEMENT



                Please see Exhibit 10.1 to Registrant's Form 8-K